Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 109 to Registration Statement 33-73404 on Form N-1A of our report dated May 22, 2015, relating to the financial statements and financial highlights of Multi-Manager Emerging Markets Equity Fund, Multi-Manager Global Listed Infrastructure Fund, Multi-Manager Global Real Estate Fund, Multi-Manager International Equity Fund, Multi-Manager Large Cap Fund, Multi-Manager Mid Cap Fund, Multi-Manager Small Cap Fund, Multi-Manager Emerging Markets Debt Opportunity Fund, and Multi-Manager High Yield Opportunity Fund, each a series of Northern Funds, appearing in the Annual Reports on Form N-CSR of Northern Funds for the year ended March 31, 2015, and to the references to us under the heading “Financial Highlights” in the Prospectus and on page 1 and under the headings “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

July 24, 2015